EXHIBIT 4 (i)

                                        Federal Identification
                                   No.  04-205 2042
                                        ------------

               THE COMMONWEALTH OF MASSACHUSETTS
                    WILLIAM FRANCIS GALVIN
                 Secretary of the Commonwealth
     ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512

               RESTATED ARTICLES OF ORGANIZATION
            General Laws, Chapter 156B, Section 74


We, John M. Kucharski, President, and Murray Gross, Clerk of

               EG&G, Inc.
located at     45 William Street, Wellesley, MA 02181

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting of the EG&G Board of Directors held on July 26, 1995, by unanimous vote.

                           Article I
                          ----------
     The name of the corporation is:
                    EG&G, Inc.

                          Article II
                          -----------

     The purpose of the corporation is to engage in the following business activities:

     To manufacture, buy, sell, store, alter, and otherwise deal in or with electrical, electronic, photographic and mechanical equipment, devices, machinery, products, supplies, and material of all kinds.

     To render consulting and advisory services of all kinds.

     To engage in research, experimentation, and development work of all kinds either for its own account or for others.

     To engage in, conduct, and carry on any other business or businesses and to engage in any lawful act or activity for which corporations may be organized under Chapter 156B of the Laws of the Commonwealth of Massachusetts or any amendment or substitution therefor.

     To purchase, lease, exchange or otherwise acquire, hold, store, sell, encumber, or otherwise deal in or with any real or personal property or any rights or privileges which the corporation may consider necessary or convenient for the purpose of its business, provided, however, that this corporation shall not engage in the real estate business.

     To acquire by purchase, lease, exchange or otherwise the whole or any part of the good will, patents, trade names, rights, licenses, and property of any person or persons, firm, association, or corporation heretofore or hereafter engaged in any of these businesses or any similar business or businesses or in any business which this corporation is authorized to carry on, and pay for the same in cash or in stock or other securities of this corporation or otherwise, and hold and in any manner dispose of the whole or any part of the property so acquired, and conduct in any lawful manner the whole or any part of the business or businesses so acquired.

     To borrow money, to issue notes, bonds or other obligations, secured or unsecured, of the Corporation for any purpose for which it is incorporated.

     To purchase or otherwise receive, hold, sell, and otherwise deal in or with all or any part of the capital stock of any class, bonds, notes, debentures, or other securities of any corporation, including this corporation, association, government, state municipality, or other organization.

     To do any and all other acts and things and to exercise any and all other powers which a partnership or a natural person could do and exercise which now or hereafter may be authorized by the law governing business corporations in furtherance of these purposes.

     To carry on any business herein described either for its own account or as agent, broker, or otherwise.

                          Article III
                           -----------

     State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:


----------------------------------------
            WITHOUT PAR VALUE
----------------------------------------
TYPE                    NUMBER OF SHARES
----                    ----------------
Common:                 None

Preferred:              None
----------------------------------------
<TABLE\>



-------------------------------------------------------
            WITH PAR VALUE
-------------------------------------------------------
TYPE                    NUMBER OF SHARES      PAR VALUE
----                    ----------------      ---------
Common:                      100,000,000          $1.00

Preferred:                     1,000,000          $1.00
-------------------------------------------------------
<TABLE\>



                        Article IV
                        ----------

     If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class:

     The following is a description of each class of stock of the corporation and the respective preferences, powers, qualifications and special or relative rights or privileges as to each class.

     A. Preferred Stock. The Preferred Stock may be issued in one or more series at such time or times and for such considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative rights and preferences referred to hereinafter in respect of any or all of which there may be variations between different series, and except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and be cumulative, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of these Articles, to provide by adopting a resolution or resolutions, a certificate of which shall be filed in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, for the issue of the Preferred Stock in one or more series, each with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions creating such series. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to determine and fix:

     (1) The distinctive designation of such series and the number of shares to constitute such series;

     (2) The rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, before any dividends on the Common Stock with respect to the same dividend period shall be declared and paid or set aside for payment; whether dividends at the rate so determined shall be cumulative and if so from what date or dates and on what terms; and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

     (3) The right, if any, of the corporation to redeem shares of the particular series and, if redeemable, the terms and conditions of such redemption, including the redemption price or prices which the shares of such series shall be entitled to receive upon redemption;

     (4) The preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary of involuntary liquidation, dissolution or winding up of the corporation;

    (5) The terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

     (6) The obligation, if any, of the corporation to retire or purchase shares of such series pursuant to a sinking fund of a similar nature or otherwise, and the terms and conditions of such obligations;

     (7) Voting rights, if any, provided that the shares of all series with voting rights shall not have more than one vote per share;

     (8) The status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to the corporation on conversion;

     (9) The conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the corporation or any subsidiary, of the Common Stock or of any other class of stock of the corporation ranking junior to the shares of such series as to dividends or upon liquidation;

     (10) The conditions and restrictions, if any, on the creation of indebtedness of the corporation, or any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation;

     (11) Such other preferences or restrictions or qualifications thereof as the Board of Directors may deem advisable and are not inconsistent with law and the provisions of these Articles.

     No holder of shares of the Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the corporation, or of securities convertible into stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

         Terms of $4.00 Convertible Preferred Stock, Series A
         ----------------------------------------------------

          RESOLVED: That pursuant to the authority granted to the Board of Directors of EG&G, Inc. (hereafter referred to as the "Company") by the provisions of its Articles of Organization, as amended, the Board of Directors hereby creates a series of the Preferred Stock, $1 par value per share, of the Company consisting of 21,997 shares, and fixes the designation and the voting powers, preferences and rights, and the qualifications, limitations and restrictions of such series (in addition to the provisions of the Articles of Organization, as amended, of the Company which are applicable to shares of the Preferred Stock of all series) as follows:

     1. Designation. The designation of said series of Preferred Stock, $1 par value per share, shall be "$4.00 Convertible Preferred Stock, Series A" (hereinafter called "Series A Stock").

     2. Dividends. The holders of Series A Stock shall be entitled to cumulative dividends at the rate of $4.00 per share per annum when and as declared by the Board of Directors, payable quarterly on the first day of February, May, August, and November in each year (each such day being hereinafter called a "dividend payment date") commencing with the year 1969. Dividends shall be cumulative on each share of Series A Stock from the date of issuance thereof. Dividends at the above rate shall be cumulative whether or not the Company shall have had assets legally available for such dividends in any dividend period. Holders of Series A Stock shall not be entitled to any dividends other than full cumulative dividends in cash at the above rate, and shall be entitled to no interest on unpaid cumulative dividends.

     Unless the full amount of cumulative dividends on the Series A Stock up to and including the next following dividend payment date shall have been paid or declared and a sum sufficient for the payment thereof set apart, neither the Company nor any subsidiary of the Company shall at any time (a) set aside or apply any sum for the purchase or redemption of any outstanding capital stock of the Company of any class or series (whether by purchase or by redemption pursuant to any sinking fund provisions, optional redemption provisions, or otherwise) or (b) declare any dividend (other than a dividend payable in Common Stock) or set aside or apply any sum for the payment of any dividend or other distribution on the Common Stock or any other class of stock of the Company except Preferred Stock.

     The Company shall not issue any Preferred Stock, other than Series A Stock, unless full cumulative dividends on all outstanding shares of the Series A Stock up to and including the dividend payment date next preceding the date of such issue shall have been paid or declared and a sum sufficient for the payment thereof set apart; and neither the Company nor any subsidiary of the Company shall declare any dividend or set aside or apply any sum for the payment of dividends on any series of Preferred Stock other than Series A, if after giving effect to such dividend and to all dividends on the Series A Stock paid or declared and covered by a sum set aside for the payment thereof, the ratio between the unpaid cumulative dividends and the annual dividend rate on the Series A Stock would be greater than the same ratio in the case of such other series of Preferred Stock.

     For the purpose of the foregoing provisions a corporation is a "subsidiary" of another corporation (the "Parent") if a majority of the subsidiary's outstanding stock ordinarily entitled to vote in the election of directors (excluding stock which is entitled to vote in the election of directors only upon the happening of some contingency such as failure to pay dividends) is owned by the parent and/or one or more of its subsidiaries. A corporation is also the subsidiary of another corporation if its parent is a subsidiary of such other corporation.

     3. Optional Redemption. Shares of Series A Stock may be redeemed, in whole or in part, at any time after the fifth anniversary of the date on which any shares of Series A Stock are first issued, at the option of the Company expressed by resolution of the Board of Directors, at a redemption price of $100 per share plus an amount equal to unpaid cumulative dividends accrued to the date of redemption.

     If less than all the outstanding shares of Series A Stock are to be redeemed, the shares to be redeemed shall be selected either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. Notice to the holders of shares of Series A Stock to be redeemed shall be given by mailing to such holders a notice of such redemption, first class, postage prepaid, not later than the sixtieth day, and not earlier than the ninetieth day before the date fixed for redemption, at their last addresses as they shall appear upon the books of the Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to any stockholder designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Stock.

     The notice of redemption to each stockholder whose shares of Series A Stock are to be redeemed shall specify the number of shares of Series A Stock of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which shares of Series A Stock are to be redeemed, and shall specify where payment of the redemption price is to be made upon surrender of such shares, shall state the conversion price then in effect, and shall state that accrued dividends to the date fixed for redemption will be paid as specified in said notice, that from and after said date dividends thereon will cease to accrue, and that conversion rights of such shares shall cease and terminate at the close of business on the date fixed for redemption.

     In the case of each share of Series A Stock called for redemption as above provided, the Company shall be obligated (unless such share shall be converted on or prior to the redemption date) to pay to the holder thereof the redemption price plus accrued dividends, if any, to the redemption date, upon surrender of the certificate for such share at the office of any transfer agent for the Series A Stock, on or after the redemption date. Unless the Company shall default in the payment of the redemption price plus accrued dividends, if any, dividends on each share of Series A Stock so called for redemption shall cease to accrue from and after the redemption date.

     4. Rights on Liquidation. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $100 per share, plus an amount equal to unpaid cumulative dividends, (and no more) before any payment shall be made to the holders of Common Stock or any other class of stock of the Company other than Preferred Stock. If the assets of the Company available for distribution to its stockholders shall be insufficient to pay in full all amounts to which the holders of Preferred Stock of all series are entitled, the amount available for distribution to the stockholders shall be shares by the holders of all series of Preferred Stock pro rata according to the amounts to which the shares of each series are entitled. For the purposes of this Section 4, a consolidation or merger of the Company with any other Corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding up of the Company.

     5. Conversion. The shares of the Series A Stock shall be convertible at the option of the respective holders thereof at any time at the principal office of the Company in Bedford, Massachusetts, and at such other offices or agencies of the Company, if any, as the Board of Directors may determine, into fully paid and non-assessable whole shares of Common Stock of the Company at the conversion rate, determined as hereinafter provided, in effect at the time of conversion; provided, however, such right of conversion shall cease and terminate, as to shares called for redemption, at the close of business on the date fixed for redemption, unless default shall be made in the payment of the redemption price.

     5.1 The initial rate at which shares of Common Stock shall be delivered upon conversion (the "initial conversion rate") shall be one and one-half (1 1/2) shares of common stock for each share of Series A Stock. The initial conversion rate and any adjusted conversion rate shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion the Company shall make no payment or adjustment on account of dividends accrued or in arrears on (a) the shares of the Series A Stock surrendered for conversion or (b) the shares of Common Stock issued on conversion of such shares of Series A Stock, provided that a holder of Series A Stock of record on a record date for the payment of a dividend thereon shall be entitled to such dividend notwithstanding his conversion of such Series A Stock before the dividend is paid.


     Whenever reference is made in this Section 5 to the issue or sale of shares of Common Stock the term "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which by its terms has the right to participate in the distribution of either the assets or earnings of the Company without limit as to amount or percentage. The Common Stock initially issuable upon conversion of shares of Series A Stock shall, however, be Common Stock, $1 par value per share, of the Company as constituted on August 29, 1968.

     Before any holder of shares of Series A Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such shares of Series A Stock at one of the offices specified as provided in this Section 5, which certificate or certificates, if the Company shall so request, shall be duly endorsed to the Company or in blank or accompanied by proper instruments of transfer to the Company or in blank, and accompanied by funds in the amount of any tax or taxes payable or which may be payable in respect of any transfer involved in the issue and delivery of certificates for shares of Common Stock in a name other than that of the record holder of shares of Series A Stock in respect of which such shares of Common Stock are issued, and shall give written notice to the Company at said office that he elects so to convert said shares of Series A Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

     The Company will as soon as practicable after such deposit of certificates for shares of Series A Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office at which such certificates for shares of Series A Stock shall have been deposited to the person for whose account such shares of Series A Stock were so surrendered, or to his nominee or nominees, certificates for the number of whole shares of Common Stock to which he shall be entitled as aforesaid, together with an adjustment of any fraction of a share as hereinafter provided, if not evenly convertible. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Stock to be converted; and the person or persons entitled to receive the shares of Common Stock issuable upon the conversion of such shares of Series A Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. However, the Company shall not be required to convert, and no surrender of shares of Series A Stock shall be effective for that purpose, while the stock transfer books of the Company are closed for any purpose; but the surrender of shares of Series A Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, at the conversion price in effect at the date of such surrender.

     5.2 The conversion rates, initial or adjusted, referred to herein shall be subject to adjustment from time to time as follows:

          5.2.1. In case the Company shall (i) declare a dividend on its Common Stock payable in shares of its capital stock,
     (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares, the conversion rate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Stock surrendered for conversion after such time shall be entitled to receive the number and kind of shares which he would have owned or have been entitled to receive had such shares of Series A Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

          5.2.2 In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock at a price per share less than the current market price per common share
     (as defined in Subsection 5.2.4 below) on such record date, the number of shares of Common Stock into which each share of Series A
     Stock shall be convertible after such record date shall be determined by multiplying the number of shares of Common Stock into which such shares of Series A Stock were convertible immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such record date had not been fixed.

        5.2.3. In case the Company shall fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in, or distribution of, cash) or subscription rights or warrants (excluding those referred to in Subsection 5.2.2 above), the number of shares of Common Stock into which each share of Series A Stock shall be convertible after such record date shall be determined by multiplying the number of shares of Common Stock into which each such share of Series A Stock was convertible immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock
     (as defined in Subsection 5.2.4. below) on such record date, and of which the denominator shall be such current market price per share of Common Stock, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a statement filed with each conversion agent) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such record date had not been fixed.

          5.2.4.  For the purpose of any computation under Subsections
     5.2.2. and 5.2.3. above, the current market price per share of Common Stock on any record date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days commencing 45 business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

          5.2.5. No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this Subsection 5.2.5. are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          5.2.6. Whenever the conversion rate is adjusted, as herein provided, the Company shall promptly file with each office or agency maintained by the Company for the conversion of Series A Stock, a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. Such certificate shall be conclusive evidence of the correctness of such adjustment. No conversion agent shall be under any duty or responsibility with respect to any certificate or any facts set forth therein, except to exhibit said certificate from time to time to any holder of Series A Stock desiring to inspect the same. The Company shall promptly cause a notice setting forth the adjusted conversion rate to be mailed to the holders of Series A Stock at their last addresses as they shall appear upon the books of the Company.

          5.2.7. In the event that at any time, as a result of an adjustment made pursuant to Subsection 5.2.1. above, the holders of Series A Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of Series A Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections 5.2.1. to 5.2.6., inclusive, above, and the provisions of Section 5.3 with respect to the Common Stock shall apply on like terms to any such other shares.

     5.3 No fractional shares of Common Stock shall be issued upon conversions of Series A Stock. If more than one share of Series A Stock shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Stock so surrendered. In lieu of issuing any fractional share, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the closing price per share of Common Stock on the business day next preceding the day of conversion (determined as provided in Subsection 5.2.4.).

     5.4 In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in case of any conveyance or transfer of the property and assets of the Company substantially as an entirety, the corporation formed by such consolidation or into which the Company shall have been merged or the person which shall have acquired by conveyance or transfer such property and assets, as the case may be, shall execute and deliver to each conversion agent an agreement, providing that the holders of Series A Stock then outstanding shall have the right thereafter to convert such Series A Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Stock of the Company into which such Series A Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer. Such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. No conversion agent shall be under any responsibility to determine the correctness of any provision contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable by holders upon the conversion of their Series A Stock after any such consolidation, merger, conveyance or transfer, or any adjustment to be made with respect thereto. The above provision of this Subsection shall similarly apply to successive consolidations, mergers, conveyances or transfers.

     5.5.  In case:

          (a) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

          (b) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in, or distributions of, cash); or

          (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company proposes to take any action (other than actions of the character described in Subsection 5.2.1.) Which would require an adjustment of the conversion rate pursuant to Subsection 5.2;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series A Stock and shall cause to be mailed to the holders of Series A Stock, at their last addresses appearing on the books of the Company, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Subsection or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

     5.6. The Company will pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon conversion of any shares of Series A Stock pursuant hereto, provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of shares of Series A Stock in respect of which such shares of Common Stock are issued.

     5.7 The Company shall at all times reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Stock from time to time outstanding.

     Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted conversion price.

     6.  Voting.

     6.1. Subject to the provisions of any applicable law, or of the By-Laws of the Company as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, at each meeting of stockholders of the Company each holder of record of shares of Series A Stock shall be entitled to cast one vote for each share of Series A Stock standing in such holder's name on the record books of the Company (with the same rights of cumulative voting, if any, as the Common Stock) on each matter on which the holders of record of the Common Stock of the Company shall be entitled to vote, voting together with the holders of record of the Common Stock and other series of Preferred Stock of the Company entitled to vote with the Common Stock of the Company, and not by classes or by series. Each such record holder of shares of Series A Stock shall be entitled to notice of any such meeting of the stockholders. In addition, so long as any shares of Series A Stock are outstanding, if at the time of any annual meeting of stockholders for the election of directors a default in preferred dividends, as hereinafter defined, shall exist, the holders of shares of the Preferred Stock of the Company voting separately as a class without regard to series (with each share of Preferred Stock being entitled to one vote on a noncumulative basis) shall have the right to elect two members of the Board of Directors of the Company, and the holders of the Common Stock, the Series A Stock and any other series of Preferred Stock of the Company entitled to vote with the Common Stock, voting separately as another class, shall be entitled to elect the remaining members of the Board of Directors of the Company. Any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, shall continue to serve as such director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, the remaining director so elected by the holders of shares of the Preferred Stock shall be entitled to nominate for election by the Board of Directors a successor director to hold office for the unexpired term of the director whose position has become vacant. If the vacancy is not filled by the election of such nominee or if there is then in office no director who has been elected by the holders of shares of the Preferred Stock, the Company shall, as soon as reasonably may be done, call (on at least 20 days' notice) a special meeting of the holders of shares of the Preferred Stock for the purpose of filling such vacancy or vacancies in the Board of Directors. If the Company fails to call such a meeting within 30 days after a written request by any three or more holders of shares of the Preferred Stock, then such three or more holders of shares of the Preferred Stock may call (on at least 20 days' notice) a special meeting of the holders of shares of the Preferred Stock for such purpose and, if the vacancy or vacancies are not theretofore filled as hereinabove provided, it or they may be filled at such meeting by the holders of shares of the Preferred Stock, voting separately as a class regardless of series. For the purpose of this Section 6, a default in preferred dividends shall be deemed to have occurred whenever the Company shall have failed to pay four consecutive quarter-yearly dividends upon an series of Preferred Stock, and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock then outstanding, shall have been paid to the end of the last preceding quarterly dividend period.

     6.2 Without the written consent or affirmative vote of the holders of at least two-thirds of the aggregate number of shares of Preferred Stock of the Company at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, without regard to series, the Company shall not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock as set forth in the Articles of Organization or in this or any other certificate providing for the authorization of Preferred Stock of any series so as to affect the Preferred Stock adversely (and the authorization or issuance of any class of stock with preference or priority over the Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up, shall be deemed so to affect the Preferred Stock adversely).

     7. Reacquired Shares. Shares of Series A Stock which have been issued and reacquired through redemption or purchase or have been converted into shares of any other class or classes of the stock of the Company shall, upon compliance with any applicable provision of Chapter 156B of the General Laws of Massachusetts, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of the Series A Stock or as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.


Terms of Series B Junior Participating Preferred Stock:
-------------------------------------------------------

               I.  Designation and Amount

     The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

               II.  Dividends and Distributions

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value $1 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare of pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause
(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) the Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock);
          provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series B
          Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B
          Preferred Stock from the Quarterly Dividend
          Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first
          Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment
          Date or is a date after the record date for the determination of holders of shares of Series B
          Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend
          Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.
          Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series
          B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
          The Board of Directors may fix a record date for the determination of holders of shares of Series
          B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.


                    III.  Voting Rights

     The holders of shares of Series B Preferred Stock shall have the following voting rights:

     (A) Each share of Series B Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation.

     (B) Except as otherwise provided herein, in any other Certificate of Vote of Directors creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no voting rights.

                    IV.  Certain Restrictions

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior
          (either as to dividends or upon liquidation, dissolution or winding up) to the Series B
          Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred
          Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section IV purchase or otherwise acquire such shares at such time and in such manner.

               V.  Reacquired Shares

     Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, in any other Certificate of Vote of Directors creating a series of Preferred Stock or any similar stock or as otherwise required by law.

               VI.  Liquidation, Dissolution or Winding Up

     Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


               VII. Consolidation, Merger, etc.

     In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               VIII.  Redemption

     The shares of Series B Preferred Stock shall not be redeemable.

               IX. Rank

     The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

               X.  Amendment

     The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single series.


Terms of Series C Junior Participating Preferred Stock:
-------------------------------------------------------
                 I.  Designation and Amount


     The shares of such series shall be designated as "Series C Junior Participating Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be 70,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

              II.  Dividends and Distributions


     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock, par value $1 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series C Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Director may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                     III.  Voting Rights

The holders of shares of Series C Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number of a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, by law, or in any other Certificate of Vote of Directors creating a series of Preferred Stock or any similar stock, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Series C Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series C Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series C Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

     (ii) During any period when the holders of Series C Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series C Preferred Stock, voting as a separate series, shall be entitled to elect the additional Directors so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section III(C).

     (iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series C Preferred Stock entitled to vote in an election of such Director.

     (iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series C Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall call a special meeting of the holders of Series C Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

     (v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series C Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section III(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series C Preferred Stock to vote as provided in this Section III(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series C Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

     (D) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

IV.  Certain Restrictions

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (I) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section IV, purchase or otherwise acquire such shares at such time and in such manner.

                    V.  Reacquired Shares

     Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, in any other Certificate of Vote of Directors creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         VI.  Liquidation, Dissolution or Winding Up

     (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section VI.

     (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a divided in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section VI shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


              VII.  Consolidation, Merger, etc.

     Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      VIII.  Redemption

     The shares of Series C Preferred Stock shall not be redeemable.

                          IX.  Rank

     The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, on a parity with the Series B Junior Participating Preferred Stock of the Corporation and junior to all series of any other class of the Corporation's Preferred Stock issued either before or after the issuance of the Series C Preferred Stock, unless the terms of any such series shall provide otherwise.

                        X.  Amendment

     The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preference or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single series.

                   XI.  Fractional Shares

     Series C Preferred Stock may be issued in fractions of a share which are integral multiples of one-thousandth of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series C Preferred Stock.

     B. Common Stock. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of paragraph A of this Article 4) shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph A of this Article 4), then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph A of this Article 4) to be distributed to the holders of Preferred Stock in the event of voluntary and involuntary liquidation, distribution or sale of assets, dissolution or winding up of this corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     Except as may otherwise be required by law or the provisions of these Articles, or by the Board of Directors pursuant to authority granted in these Articles, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

     No holder of shares of the Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the corporation, or of securities authorized, or whether issued for cash or other consideration or by way of dividend.

                           Article V
                           ---------

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                             None

                           Article VI
                           ----------

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

Meetings of Stockholders may be held within the Commonwealth of Massachusetts or elsewhere in the United States of America to the extent permitted by the By-laws of the Corporation.

The Directors may make, amend, or repeal the By-Laws of the Corporation in whole or in part at any meeting of the Directors by vote of a majority of the Directors then in office, except that the provisions thereof fixing the place of the meetings of Stockholders, designating the number necessary to constitute a quorum at meetings of the Stockholders, governing procedure with respect to the removal of Directors, and affording indemnification to Directors or officers may be made, amended, or repealed only by the Stockholders.

The number of Directors which shall constitute the whole Board of Directors shall be such number, not less than three nor more than thirteen, as shall be fixed by vote of the stockholders or the Board of Directors. During the time periods specified in this Article 6, the Board of Directors shall be divided into three classes in respect of term of office, each class to contain, as nearly as possible, one-third of the whole number of the Board. Of the Board of Directors elected at the Annual Meeting of Stockholders in 1975, the members of one class shall serve until the Annual Meeting of Stockholders held in the year following their election, the members of the second class shall serve until the Annual Meeting of Stockholders held two years following their election, and the members of the third class shall serve until the Annual Meeting of Stockholders held three years following their election; provided, however, that in each case Directors shall serve until their successors shall be elected and qualified. At each Annual Meeting of Stockholders, commencing with the Annual Meeting in 1976 through and including the Annual Meeting in 1995, the successors of the Directors of the class whose terms expire in that year shall be elected to serve until the Annual Meeting of Stockholders held three years next following (and until their successors shall be duly elected and qualified), so that the term of one class of Directors shall expire in each year. At each Annual Meeting of Stockholders, commencing with the Annual Meeting in 1996, the successors of the Directors whose terms expire in that year shall be elected to serve until the Annual Meeting of Stockholders held in the following year (and until their successors shall be duly elected and qualified), so that, upon the expiration in 1998 of the terms of the Directors elected at the Annual Meeting in 1995, all Directors shall be elected to hold office for a one-year term. A vacancy in the Board of Directors, however occurring, unless and until filled by the stockholders, may be filled by the Directors. The number of the Board of Directors may be increased or decreased and one or more additional Directors elected at any special meeting of the stockholders or by a vote of the Directors then in office. For so long as the Directors are divided into classes in accordance with the terms of this Article 6, Directors who are elected to fill vacancies, whether or not created by an enlargement of the Board, shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. Directors who are elected to fill vacancies, whether or not created by an enlargement of the Board, shall serve until the expiration of the term of his or her predecessor and until his or her successor is duly elected and qualified. No decrease in the number of the Board of Directors shall shorten the term of any incumbent Directors.

A Director may be removed from office (a) with or without cause, by vote of two-thirds of the stock outstanding and entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of two-thirds of the shares of such class which are outstanding and entitled to vote or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

To the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, as it exists or may be amended, a Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, notwithstanding any provision of law imposing such liability.

                          Article VII
                          -----------

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

We further certify that the foregoing Restated Articles of Organization effect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

                             None

SIGNED UNDER THE PENALTIES OF PERJURY,


               this 28th day of July, 1995.




/s/ John M. Kucharski
---------------------
John M. Kucharski, President


/s/ Murray Gross
-------------------
Murray Gross, Clerk

               THE COMMONWEALTH OF MASSACHUSETTS


               RESTATED ARTICLES OF ORGANIZATION

           (General Laws, Chapter 156B, Section 74)

_________________________________________________________________________



     I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 31st day of July, 1995.



Effective Date: ______________________________________________






                    WILLIAM FRANCIS GALVIN

                 Secretary of the Commonwealth






                TO BE FILLED IN BY CORPORATION

             Photocopy of document to be sent to:



                              Murray Gross, Clerk
                              EG&G, Inc.
                              45 William Street
                              Wellesley, MA 02181


          Telephone:     (617) 431-4135


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